                                                                    EXHIBIT 3.14


                               ARTICLES OF MERGER
                                       OF
                       SOUTHWEST TEXAS PACKAGED ICE, INC.
                               A TEXAS CORPORATION
                                      INTO
                             PACKAGED ICE STPI, INC.
                               A TEXAS CORPORATION


       Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations (the "Merger"):

       1. The Plan of Merger (the "Plan of Merger") which was approved by the shareholders of each of the undersigned corporations in the manner prescribed by the Texas Business Corporation Act is set forth as Exhibit A attached hereto and incorporated herein by reference for all purposes.

       2. As to each of the undersigned corporations, the number of shares of Common Stock outstanding, being the only outstanding capital stock of each such corporation entitled to vote on the Plan of Merger, are as follows:

       Name of                             Class of           Number of
       Corporation                         Shares        Shares Outstanding
       -----------                         ------        ------------------
       Southwest Texas Packaged Ice, Inc.  Common              1,250
       ("STPI")

       Packaged Ice STPI, Inc.             Common              1,000
       ("Packaged Ice")

       3. As to each of the undersigned corporations, the number of shares of Common Stock voted for and against the Plan of Merger, respectively, are as follows:

       Name of                     Class of                 Total Number of
       Corporation                 Shares                    Shares Voted
       -----------                 ------                ---------------------
                                                         For           Against
                                                         ---           -------
       STPI                        Common                1,250         -0-

       Packaged Ice STPI           Common                1,000         -0-

       4. The Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Texas and by STPI's and Packaged Ice STPI's constituent documents.

       5. The Articles of Incorporation of Packaged Ice immediately prior to the Merger shall be the Articles of Incorporation of the surviving corporation, provided that at the effective time of the Merger, Article I of such Articles of Incorporation shall be amended to read in its entirety as follows:

       "The name of the corporation is Southwest Texas Packaged Ice, Inc."

       6. The merger of STPI into Packaged Ice STPI shall be effective upon the issuance of the certificate of merger by the Secretary of State of Texas.

Dated: April 17, 1997



                                           SOUTHWEST TEXAS PACKAGED ICE, INC.



                                           By:
                                              ----------------------------------
                                                 A.J. Lewis III, President



                                           PACKAGED ICE STPI, INC.



                                           By:
                                               ---------------------------------
                                                  James F. Stuart, Chief
                                                  Executive Officer





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
                                    EXHIBIT A

                                 PLAN OF MERGER


       This PLAN OF MERGER ("Plan of Merger") made and entered into as of the 17th day of April, 1997, by and between Southwest Texas Packaged, Inc., a Texas corporation (the "Company") and Packaged Ice STPI, Inc., a Texas corporation ("Subco"), being sometimes hereinafter together referred to as the "Constituent Corporation."

                              W I T N E S S E T H:

       WHEREAS, the Company is a corporation incorporated under the laws of Texas, with authorized capital stock of 1,000,000 shares of common stock, par value $1.00 per share, of which 1,250 shares (the "Shares") are issued and outstanding;

       WHEREAS, Subco is a corporation incorporated under the laws of Texas with authorized capital stock of 1,000 shares of common stock, par value $.01 per share (the "Subco Common Stock"), of which 1,000 shares are issued and outstanding;

       WHEREAS, this Plan of Merger is being entered into pursuant to the Agreement and Plan of Merger dated March 25, 1997 (the "Merger Agreement"), by and among Subco, Packaged Ice, Inc. ("Parent"), a Texas corporation and parent of Subco, the Company, and the shareholders of the Company;

       WHEREAS, the Company is to be merged with and into Subco in accordance with the terms hereof;

       WHEREAS, all of the shareholders of each of the Constituent Corporation have approved the merger of the Company with and into Subco and this Plan of Merger pursuant to the applicable provisions of the Texas Business Corporation Act, as amended from time to time ("TBCA");

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the State of Texas, in accordance with the terms of the Merger Agreement, and as hereinafter set forth, that the Constituent Corporation shall be merged into a single Texas corporation;

       1. Merger of the Company into Newco. At the Effective Date (as hereinafter defined) and upon the terms and conditions hereof and in the Merger Agreement, the Company shall merge with and into Subco in accordance with the TBCA and the terms hereof, and Subco shall be the surviving corporation (the "Surviving Corporation") and as such shall continue to be governed by the laws of the State of Texas.

       2. Filing; Effectiveness of the Merger. On the date hereof, the Company and Subco will cause the Articles of Merger (the "Articles of Merger") to be executed and filed pursuant to Article

5.04 of the TBCA. The Merger shall become effective upon the occurrence of the issuance of the certificate of merger (the "Effective Date") by the Secretary of State of the State of Texas upon the filing of the Articles of Merger with the Secretary of the State of Texas.

       3. Continuing of Corporate Existence. Except as may otherwise be set forth herein, the corporate existence and identity of Subco, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of the Company, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of Subco, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of the Company shall thereafter cease except to the extent continued by statute.

       4.     Corporate Government.

              (a) The Articles of Incorporation of Subco as in effect on the Effective Date shall continue in full force and effect and shall be the Articles of Incorporation of the Surviving Corporation, provided, however,
Article I of the Articles of Incorporation of Subco shall be amended to read in its entirety as follows:

              "The name of the corporation shall be Southwest Texas Packaged Ice, Inc."

              (b) The Bylaws of Subco, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

              (c) The members of the Board of Directors and the officers of the Surviving Corporation shall be the persons holding such offices with Subco as of the Effective Date.

       5. Conversion of Shares. The manner and basis of converting the Shares and the Subco Common Stock shall be as follows:

              (a) Certain of the shareholders shall receive only cash in exchange for their Shares. The remaining shareholders of the Company will receive a combination of cash and shares of common stock, par value $.01 per share ("Parent Stock"), of Parent. Each Share which is issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive such consideration upon the surrender of the certificate formerly representing such Share in accordance with Section 5(e) below.

              (b) Each Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist.

              (c) Each share of Subco Common Stock which shall be outstanding immediately prior to the Effective Date shall, at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

              (d) The stock transfer books of the Company shall be closed as of the close of business on the Effective Date, and no transfer of record of any of the Shares shall take place thereafter.

              (e) No fractional shares of Parent Stock and no certificates or scrip therefor shall be issued.

              (f) All of the Parent Stock, when delivered pursuant to the provisions of this Agreement, shall be validly issued, fully paid and nonassessable.

              (g) At the Effective Date, the holders of certificates representing Shares shall thereupon cease to have any rights with respect to such Shares and shall surrender certificates representing the Shares to Parent whereupon such holders shall receive a certificate or certificates for the number of shares of Parent Stock to which such holder is entitled hereunder.

       6. Rights and Liabilities of the Surviving Corporation. As of the Effective Date, the Surviving Corporation shall have the following rights and obligations, pursuant to Article 5.06 of the TBCA:

              (a) All rights, title and interests to all real estate and other property owned by the Company and Subco shall be allocated to and vested in the Surviving Corporation without reservation or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

              (b) All liabilities and obligations of the Company and Newco shall be allocated to the Surviving Corporation, and the Surviving Corporation shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the merger, other than the Surviving Corporation, shall be liable thereon.

              (c) A proceeding pending by or against the Company may be continued as if the Merger did not occur, or the Surviving Corporation to which the liability, obligation, asset or right associated with such proceeding is allocated to and vested in may be substituted in the proceeding.

              (d) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Texas.

       7. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation, the title to any





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
property or rights of the Company or Subco acquired or to be acquired by or as a result of the Merger, the proper officers, partners or other appropriate representative of the Company, Subco and the Surviving Corporation, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignments and assurances in law, and take such other action as may be necessary or proper in the name of the Company, Subco or the Surviving Corporation to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Plan of Merger.

       8. Acknowledgment. The parties hereto acknowledge and agree that the Plan of Merger is being executed and delivered pursuant to the Merger Agreement and in the event of any inconsistencies as between this Plan of Merger and the Merger Agreement, the Merger Agreement shall control.





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